Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Bojangles’, Inc. and subsidiaries:

We consent to the use of our report with respect to the consolidated financial statements incorporated by reference herein.

/s/ KPMG LLP

Charlotte, North Carolina

May 13, 2015